UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)

3505 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)		77043 (Zip Code)
281-618-0400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 2, 2016, Helix Energy Solutions Group, Inc. (the “Company”) issued a press release announcing that the Company has completed its contract renegotiations with Petróleo Brasileiro S.A. and has entered into amendments to its well intervention services contracts for its two chartered vessels, the Siem Helix 1 and the Siem Helix 2, offshore Brazil. The contract for the Siem Helix 1, originally scheduled to begin no later than July 22, 2016, was amended to commence between July 22, 2016 and October 21, 2016, and the day rate under the contract has been reduced to a level acceptable to both parties. The contract for the Siem Helix 2, originally scheduled to begin no later than January  21, 2017, was amended to commence between October 1, 2017 and December 31, 2017; the day rate under this contract was not changed. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Number	Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated June 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 2, 2016

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Anthony Tripodo
Anthony Tripodo
Executive Vice President and Chief Financial Officer

Index to Exhibits

Number	Description

99.1	Press Release of Helix Energy Solutions Group, Inc. dated June 2, 2016.